Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 (FILE No. 333-226610) of our report dated April 24, 2026 relating to the financial statements of Jianpu Technology Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Beijing, China

April 24, 2026

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com